Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-195410, 333-217414, 333-219063, 333-231988, 333-256752, 333-272520, 333-274321 and 333-279995) and Form S-3 (No. 333-274345) of Patterson-UTI Energy, Inc. of our report dated February 10, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 10, 2026